Stellar Biotechnologies Reports First Quarter 2018 Financial Results

LOS ANGELES, Feb. 7, 2018 /PRNewswire/ -- Stellar Biotechnologies, Inc. (Nasdaq: SBOT), a leading manufacturer of a key protein utilized in multiple immunotherapy development pipelines targeting Alzheimer's, diabetes, lupus and cancers, among other diseases, today reported financial results for the three months ended December 31, 2017 and provided an update on its business.

"Stellar today has multiple customers progressing in their clinical trials, and we are excited about the opportunities provided by our technology and market position," said Stellar President and Chief Executive Officer Frank Oakes. Results from the first of these third party clinical trials are expected as early as midyear. "While the outcomes of clinical trials cannot be predicted, we are focused operationally on rapidly preparing to meet the greater requirements of anticipated Phase 3 clinical studies," he said.

Stellar Chief Financial Officer Kathi Niffenegger said that during the first quarter, the company completed multiple engineering lots under its optimization initiative and continued to prioritize research and development. "These development projects are designed to support Stellar's commercial partnerships as well as advance our KLH production and manufacturing capabilities."

Financial Results

Total revenues for the quarter ended December 31, 2017 were $.02 million compared to $.14 million for the same period in 2016. The change was primarily due to a decrease in product sales volume. While the company's customer base has not changed significantly, product sales volumes are subject to variability associated with the rate of development and progression of clinical studies of third-party products that utilize Stellar KLH.

Total expenses decreased by $0.15 million to $1.41 million for the quarter ended December 31, 2017 compared to $1.56 million for the same period in 2016.

  Cost of sales decreased by $.08 million to less than $.01 million for the quarter ended December 31, 2017 compared to $.08 million for the same period in 2016 primarily due to decreased product sales volume as well as reduced expenses related to sales of KLH that was produced as a byproduct of the company's research and development activities.
  Research and development expenses increased by $.17 million to $.63 million for the quarter ended December 31, 2017 compared to $.46 million for the same period in 2016. The increase was primarily due to research and development activities intended to increase the scalability and throughput capacity of existing manufacturing systems, including engineering lots of KLH produced under the company's optimization initiative.
  General and administrative expenses decreased by $.25 million to $.68 million for the quarter ended December 31, 2017 compared to $.93 million for the same period in 2016 primarily due to management's continued actions to reduce corporate expenses.

For the first quarter of fiscal year 2018, Stellar reported a net loss of $1.40 million, or $0.13 per basic share, compared to a net loss of $1.49 million, or $0.15 per basic share, for the first quarter of the prior year.

At December 31, 2017, the company had working capital of $5.1 million. Cash, cash equivalents and short-term investments totaled $5.4 million.

Stellar will file its Form 10-Q for the quarter ended December 31, 2017 with the Securities and Exchange Commission on or about February 7, 2018. To view the company's filings with the Canadian Securities Administrators (CSA), visit the CSA's SEDAR website.

About Stellar Biotechnologies
Based north of Los Angeles at the Port of Hueneme, Stellar Biotechnologies, Inc. (Nasdaq: SBOT) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an immune-stimulating protein utilized as a carrier molecule in therapeutic vaccines (targeting cancers, immune disorders, Alzheimer's and inflammatory diseases) and for assessing immune system function. KLH can also be used in immunotoxicology studies for monitoring the immunomodulatory effects of drug candidates. Stellar is committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies. Stellar KLH is a trademark of Stellar Biotechnologies.

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Stellar Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: general economic and business conditions; technology changes; competition; changes in strategy or development plans; availability of funds and resources; anticipated requirements for operating capital; governmental regulations and the ability or failure to comply with governmental regulations; changes in trade policy and international law; the timing of Stellar's or its partners' anticipated results, including in connection with clinical trials; the ability to meet the goals of Stellar's joint ventures and strategic partnerships; and other factors referenced in Stellar's filings with securities regulators. For a discussion of further risks and uncertainties related to the Stellar's business, please refer to Stellar's public company reports filed with the U.S. Securities and Exchange Commission and the British Columbia Securities Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, Stellar assumes no obligation to update such statements. This press release does not constitute an offer or solicitation of an offer for sale of any securities in any jurisdiction, including the United States.

Condensed Interim Consolidated Statements of Operations
(Unaudited - Prepared by Management)

	Three Months Ended
	December 31,	December 31,
	2017	2016

Total Revenues	$ 20,487	$ 141,856

Expenses:
Cost of sales	2,801	78,565
Costs of aquaculture	98,050	84,835
Research and development	631,034	460,865
General and administrative	678,481	932,067

Total Expenses	1,410,366	1,556,332

Loss from Operations	(1,389,879)	(1,414,476)

Other Income (Loss):
Foreign exchange loss	(17,929)	(77,390)
Other income	7,862	6,994

Income tax expense	800	800

Net Loss	$ (1,400,746)	$ (1,485,672)

Loss per common share:
Basic and diluted	$ (0.13)	$ (0.15)

Weighted average number of common shares outstanding:
Basic and diluted	10,520,096	10,136,258

Condensed Interim Consolidated Balance Sheets
(Unaudited - Prepared by Management)

	December 31,	September 30,
	2017	2017

Assets:
Cash, cash equivalents and short-term investments	$ 5,368,246	$ 6,565,352
Other current assets	289,060	193,095
Noncurrent assets	936,088	961,558

Total Assets	$ 6,593,394	$ 7,720,005

Liabilities and Shareholders' Equity:
Accounts payable and accrued liabilities	$ 574,376	$ 320,947
Shareholders' equity	6,019,018	7,399,058

Total Liabilities and Shareholders' Equity	$ 6,593,394	$ 7,720,005

Condensed Interim Consolidated Statements of Cash Flows
(Unaudited - Prepared by Management)

	Three Months Ended
	December 31,	December 31,
	2017	2016

Cash Flows Used In Operating Activities:
Net loss	$ (1,400,746)	$ (1,485,672)
Items not affecting cash:
Depreciation and amortization	49,309	45,470
Share-based compensation	20,706	36,442
Foreign exchange loss	17,929	77,390
Transfer equipment to research and development	10,835	-
Changes in working capital items	157,504	(38,664)

Net cash used in operating activities	(1,144,463)	(1,365,034)

Cash Flows From Investing Activities:
Acquisition of property, plant and equipment	(34,767)	(84,424)
Purchase of short-term investments	(4,174)	(4,804)
Proceeds on sales and maturities of short-term investments	1,000,000	-

Net cash provided by (used in) investing activities	961,059	(89,228)

Effect of exchange rate changes on cash and cash equivalents	(17,876)	(77,233)

Net change in cash and cash equivalents	(201,280)	(1,531,495)

Cash and cash equivalents - beginning of period	4,570,951	7,416,904

Cash and cash equivalents - end of period	$ 4,369,671	$ 5,885,409

CONTACT: Gary Koppenjan, Stellar Biotechnologies, Inc., (805) 488-2800, ir@stellarbiotech.com